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                                                                    EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-51957) and Form S-4 (No. 333-57987) and in the Registration Statements on Form S-8 (Nos. 33-64463, 333-29717, and 333-61883) of Clear Channel Communications, Inc. of our report dated 5 March 1998 (except as to the information presented in Note 29, for which the date is 13 August 1998) relating to the consolidated financial statements of More Group Plc. appearing in this Current Report on Form 8-K/A dated 4 September 1998.


/s/ PRICE WATERHOUSE
Price Waterhouse
Chartered Accountants and Registered Auditors
London, England
September 4, 1998